EXHIBIT 24


                           THE NEW YORK TIMES COMPANY

                          LIMITED POWER OF ATTORNEY FOR
              SECTION 16 REPORTING AND RULE 144 NOTICE OBLIGATIONS


         Know all by these presents that the undersigned hereby makes, constitutes and appoints each of Arthur Sulzberger, Jr., Michael Golden, Andrea
S. Markezin and Theodore R. Wagner, each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

         (1) prepare and execute Forms 3, 4 and 5 (including any amendments thereto) with respect to the class A and class B common stock of The New York Times Company, a New York corporation (the "Company"), and to file the same with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

         (2) prepare and execute any Notice on Form 144 (including any amendments thereto) and broker representation letters with respect to the class A and class B common stock of The New York Times Company, a New York corporation (the "Company"), and to file the same with the United States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Rule 144 under the Securities Act of 1933, as amended from time to time (the "Securities Act");

         (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's common stock from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

         (4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

         The undersigned acknowledges that:

(1) this power of attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(2) any documents prepared and/or executed by any of such attorneys-in-fact on behalf of the undersigned pursuant to this power of attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3) neither the Company nor any of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act or the

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Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(4) this power of attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act and the Securities Act, including without limitation the reporting requirements under
Section 16(a) of the Exchange Act and the notice requirements under Rule 144 under the Securities Act.

         The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned shall lawfully do or cause to be done by virtue of this power of attorney.

         This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact and the Corporate Secretary of the Company.

         IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 25th day of April, 2005.



                                            /s/Lynn Dolnick
                                            ---------------
                                            Signature


                                            LYNN DOLNICK
                                            ------------
                                            Print Name